Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Standard Automotive Corporation
Hillsborough Township, New Jersey

      We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 11, 1997 (November 10, 1997 as to Note 4), relating to the financial statement of Standard Automotive Corporation which is contained in that Prospectus.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                               /s/ BDO SEIDMAN, LLP
                                                BDO SEIDMAN, LLP

                                                Woodbridge, New Jersey
                                                December 11, 1997